EXHIBIT 32.1

CERTIFICATION REQUIRED BY RULE 13a-14(b) OR RULE 15d-14(b) AND

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002, 18 U.S.C. SECTION 1350

I, Monty Moore, Chairman of Nevada Star Resource Corp. certify that:

1.	This quarterly report on Form 10-QSB of Nevada Star Resource Corp. fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in this quarterly report fairly presents, in all material respects, the financial condition and results of operations of Nevada Star Resource Corp.

Date: July 10, 2006

/s/ Monty Moore

Monty Moore, Chairman